Exhibit 99.1

 News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports Fourth Quarter and Fiscal Year 2024 Results

PASADENA, Calif., March 5, 2025 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the fourth quarter and fiscal year 2024.

“Our financial results have demonstrated that this continues to be a dynamic operating environment and underscores our commitment to refreshing, reinvesting, and reinforcing our brands in the year ahead. For 2025, we have a clear plan that addresses both the short-term and long-term and are confident that, in partnership with our franchisees, we will elevate the guest experience and enhance our value propositions,” said John Peyton, chief executive officer, Dine Brands Global, Inc.

Vance Chang, chief financial officer, Dine Brands Global, Inc., added, “Against a backdrop of market volatility, Dine continued to generate strong free cash flow in 2024. It speaks to our overall financial stability and highlights the resilience of the Dine platform through market cycles. Going into 2025, we will remain prudent with our capital and make the necessary investments and changes to drive improved performance.”

Domestic Restaurant Sales for the Fourth Quarter of 2024

•

Applebee’s year-over-year domestic comparable same-restaurant sales declined 4.7% for the fourth quarter of 2024. Off-premise sales accounted for 21.6% of sales mix in the fourth quarter of 2024 representing per restaurant average weekly sales of approximately $11,000.

•

IHOP’s year-over-year domestic comparable same-restaurant sales declined 2.8% for the fourth quarter of 2024. Off-premise sales accounted for 20.4% of sales mix in the fourth quarter of 2024, representing per restaurant average weekly sales of approximately $7,800.

Fourth Quarter of 2024 Summary

•

Total revenues for the fourth quarter of 2024 were $204.8 million compared to $206.3 million for the fourth quarter of 2023. The decline was primarily due to the decrease in franchise revenues primarily resulting from negative comparable same-restaurant sales growth at Applebee’s and IHOP and a decrease in proprietary product sales, offset by an increase in company restaurant sales due to the acquisition of 47 Applebee’s restaurants in the fourth quarter.

•

General and Administrative (“G&A”) expenses for the fourth quarter of 2024 were $52.3 million compared to $50.5 million for the fourth quarter of 2023. The variance was primarily attributable to organization restructuring costs and an increase in depreciation expense partially offset by a decrease in compensation-related expenses.

•

GAAP net income available to common stockholders was $5.0 million, or earnings per diluted share of $0.34, for the fourth quarter of 2024 compared to net income available to common stockholders of $32.3 million, or earnings per diluted share of $2.14 for the fourth quarter of 2023. The decrease was primarily due to a prior year income tax benefit resulting from the conclusion of a state income tax audit settlement, a decrease in segment profit, net of tax, and an increase in closure and impairment charges partially offset by a current year gain on disposition of assets.

•

Adjusted net income available to common stockholders was $12.9 million, or adjusted earnings per diluted share of $0.87, for the fourth quarter of 2024 compared to adjusted net income available to common stockholders of $21.1 million, or adjusted earnings per diluted share of $1.40, for the fourth quarter of 2023. The decrease was primarily due to a decrease in segment profit, net of tax. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the fourth quarter of 2024 was $50.1 million compared to $62.2 million for the fourth quarter of 2023. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•	Development activity by Applebee’s and IHOP franchisees for the fourth quarter of 2024 resulted in 30 new restaurant openings and the closure of 19 restaurants.

2024 Summary

•

Total 2024 revenues were $812.3 million compared to $831.1 million for the prior year. The decline was primarily due to a decrease in franchise revenues primarily resulting from negative comparable same-restaurant sales growth at Applebee’s and IHOP and a decrease in rental revenues, partially offset by an increase in company-operated restaurant sales due to the acquisition of 47 Applebee’s restaurants from franchisees in the fourth quarter.

•

G&A expenses for 2024 were $196.7 million compared to $198.1 million for 2023. The decrease was primarily due to the stopping of the IHOP Flip’d initiative in the prior year, a decrease in professional services including acquisition costs and a decrease in occupancy costs, partially offset by an increase in depreciation expense and organization restructuring costs.

•

GAAP net income available to common stockholders was $63.0 million, or earnings per diluted share of $4.22, for 2024 compared to net income available to common stockholders of $94.9 million, or earnings per diluted share of $6.22 for 2023. The decrease was primarily due to a decrease in segment profit, net of tax, a prior year income tax benefit resulting from the conclusion of a state income tax audit settlement and an increase in closure and impairment charges offset by a favorable swing in gain/loss on disposition of assets.

•

Adjusted net income available to common stockholders was $79.8 million, or adjusted earnings per diluted share of $5.34, for 2024 compared to adjusted net income available to common stockholders of $101.4 million, or adjusted earnings per diluted share of $6.65, for 2023. The decrease was primarily due to a decrease in segment profit, net of tax, and a decrease in weighted-average diluted shares as a result of shares repurchases. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•	Consolidated adjusted 2024 EBITDA was $239.8 million compared to $256.4 million for 2023. (See “Non-GAAP Financial Measures” for reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•

Cash flows provided by operating activities for 2024 were $108.2 million. This compares to cash provided by operating activities of $131.1 million for 2023. The decrease was primarily due to a decrease in segment profit and a decrease in working capital offset by a decrease in G&A expenses.

•

The Company had adjusted free cash flow of $106.4 million for 2024. This compares to adjusted free cash flow of $103.3 million for 2023. (See “Non-GAAP Financial Measures” for reconciliation of the Company’s cash provided by operating activities to adjusted free cash flow.)

•	Development activity by Applebee’s and IHOP franchisees for 2024 resulted in 65 new restaurant openings and the closure of 83 restaurants.

Key Balance Sheet Metrics (as of December 31, 2024)

•	Total cash, cash equivalents and restricted cash of approximately $248.6 million, of which approximately $186.7 million was unrestricted cash.

•	Available borrowing capacity under the Variable Funding Senior Secured Notes is over $224 million.

GAAP Effective Tax Rate

The fiscal year 2024 effective tax rate of 27.5% applied to pretax book income was different than the statutory Federal income tax rate of 21% primarily due to state and local taxes and a lower tax deduction related to stock-based compensation.

Capital Returns to Equity Holders

During 2024, the Company repurchased approximately $12 million of its common stock and paid approximately $31 million in dividends. In 2023, the Company repurchased approximately $26 million of its common stock and paid approximately $32 million in dividends.

On February 21, 2025, the Company announced that its Board of Directors declared and approved a quarterly cash dividend of $0.51 per share of common stock. The dividend will be paid on April 4, 2025, to the Company’s stockholders of record at the close of business on March 17, 2025.

Financial Performance Guidance for 2025

The Company introduced its fiscal 2025 guidance items:

•	Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 2% and positive 1%.

•	IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 1% and positive 2%.

•	Domestic development activity for Applebee’s franchisees is between 20 and 35 net fewer restaurants.

•	Domestic development activity by IHOP franchisees and area licensees is expected to be between 10 net fewer restaurants and 10 net new openings.

•	Consolidated adjusted EBITDA is expected to range between approximately $235 million and $245 million.

•	G&A expenses are expected to range between approximately $200 million and $205 million. This total includes non-cash stock-based compensation expense and depreciation of approximately $35 million.

•	Capital expenditures are expected to range between approximately $20 million and $30 million.

Dine Brands does not provide forward-looking guidance for GAAP net income because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, other non-income-based taxes and other items deemed not reflective of current operations.

Fourth Quarter of 2024 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on March 5, 2025, at 9:00 a.m. Eastern time. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of December 31, 2024, these three brands consisted of over 3,500 restaurants across 19 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of corporate strategies, including restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; changes in U.S. government regulations and trade policies, including the imposition of tariffs and other trade barriers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; risks of major natural disasters, including earthquake, wildfire, tornado, flood or a man-made disaster, including terrorism, civil unrest or a cyber incident; risks of volatile or adverse weather conditions as a result of climate change; pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; changes in tax laws; failure to meet investor and stakeholder expectations regarding business responsibility matters; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest expense, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$96,363	$101,571	$395,524	$405,569
Advertising revenues	70,868	74,395	290,436	300,796

Total franchise revenues	167,231	175,966	685,960	706,365
Company restaurant sales	8,422	289	9,262	2,128
Rental revenues	28,740	29,451	115,286	119,970
Financing revenues	377	596	1,798	2,605

Total revenues	204,770	206,302	812,306	831,068

Cost of revenues:
Franchise expenses:
Advertising expenses	75,695	74,561	295,263	300,962
Bad debt expense	1,096	66	701	2,659
Other franchise expenses	11,912	10,992	43,892	40,782

Total franchise expenses	88,703	85,619	339,856	344,403
Company restaurant expenses	9,005	303	9,920	2,136
Rental expenses:
Interest expense from finance leases	696	699	2,904	2,771
Other rental expenses	21,003	21,167	84,008	84,705

Total rental expenses	21,699	21,866	86,912	87,476
Financing expenses	68	86	309	369

Total cost of revenues	119,475	107,874	436,997	434,384

Gross profit	85,295	98,428	375,309	396,684
General and administrative expenses	52,267	50,512	196,702	198,057
Interest expense, net	17,851	18,498	72,142	70,047
Closure and impairment charges	7,798	506	9,240	3,594
Amortization of intangible assets	2,663	2,721	10,832	10,923
Loss on extinguishment of debt	—	—	—	10
(Gain) loss on disposition of assets	(3,093)	41	(3,150)	2,350

Income before income taxes	7,809	26,150	89,543	111,703
Income tax (provision) benefit	(2,635)	6,889	(24,653)	(14,527)

Net income	5,174	33,039	64,890	97,176
Other comprehensive income, net of tax:
Foreign currency translation adjustment	(9)	3	(12)	1

Total comprehensive income	$5,165	$33,042	$64,878	$97,177

Net income available to common stockholders:
Net income	$5,174	$33,039	$64,890	$97,176
Less: Net income allocated to unvested participating restricted stock	(148)	(751)	(1,915)	(2,317)

Net income available to common stockholders	$5,026	$32,288	$62,975	$94,859

Net income available to common stockholders per share:
Basic	$0.34	$2.14	$4.22	$6.23

Diluted	$0.34	$2.14	$4.22	$6.22

Weighted average shares outstanding:
Basic	14,904	15,106	14,931	15,233

Diluted	14,904	15,106	14,931	15,242

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$186,650	$146,034
Receivables, net of allowance	115,218	127,937
Restricted cash	42,448	35,058
Prepaid gift card costs	28,552	29,545
Prepaid income taxes	1,446	3,445
Other current assets	11,685	15,759

Total current assets	385,999	357,778
Other intangible assets, net	575,654	586,033
Operating lease right-of-use assets	323,468	275,214
Goodwill	248,622	254,062
Property and equipment, net	156,134	161,891
Long-term receivables, net of allowance	35,873	35,602
Deferred rent receivable	24,804	33,326
Non-current restricted cash	19,500	19,500
Other non-current assets, net	20,530	16,881

Total assets	$1,790,584	$1,740,287

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$100,000	$100,000
Accounts payable	37,718	36,193
Gift card liability	177,584	175,640
Current maturities of operating lease obligations	65,336	63,498
Current maturities of finance lease and financing obligations	6,387	7,243
Accrued employee compensation and benefits	16,674	23,211
Accrued advertising expenses	4,735	9,446
Dividends payable	7,790	7,827
Other accrued expenses	29,081	37,394

Total current liabilities	445,305	460,452
Long-term debt, net, less current maturities	1,086,551	1,084,502
Operating lease obligations, less current maturities	310,476	269,097
Finance lease obligations, less current maturities	34,286	34,389
Financing obligations, less current maturities	23,251	26,984
Deferred income taxes, net	54,572	60,829
Deferred franchise revenue, long-term	36,700	38,658
Other non-current liabilities	15,462	16,350

Total liabilities	2,006,603	1,991,261

Commitments and contingencies
Stockholders’ deficit:
Common stock	248	249
Additional paid-in-capital	254,814	256,542
Retained earnings	183,614	150,008
Accumulated other comprehensive loss	(76)	(64)
Treasury stock, at cost	(654,619)	(657,709)

Total stockholders’ deficit	(216,019)	(250,974)

Total liabilities and stockholders’ deficit	$1,790,584	$1,740,287

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2024	2023
Cash flows from operating activities
Net income	$64,890	$97,176
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	39,153	35,630
Non-cash stock-based compensation expense	15,978	11,990
Non-cash closure and impairment charges	9,240	3,594
Non-cash interest expense	3,290	3,505
Deferred income taxes	(6,520)	(13,822)
Deferred revenue	(6,278)	(4,224)
Loss on extinguishment of debt	—	10
(Gain) loss on disposition of assets	(3,150)	2,359
Other	(4,204)	(3,552)
Changes in operating assets and liabilities:
Accounts receivable, net	(671)	1,913
Deferred rent receivable	8,522	9,003
Income tax receivables and payables	667	1,160
Operating lease assets and liabilities	(12,530)	7,256
Gift card receivables and payables	(678)	5,095
Other current assets	7,618	1,911
Accounts payable	1,032	(16,027)
Accrued employee compensation and benefits	(6,368)	(1,748)
Accrued advertising expenses	(1,441)	(14,711)
Other current liabilities	(390)	4,622

Cash flows provided by operating activities	108,160	131,140

Cash flows from investing activities
Principal receipts from notes, equipment contracts and other long-term receivables	12,264	9,319
Additions to property and equipment	(14,069)	(37,172)
Proceeds from sale of property and equipment	3,021	10
Additions to long-term receivables	(718)	(1,069)
Acquisition of business, net of cash acquired	(8,452)	(101)
Other	(497)	(1,084)

Cash flows used in investing activities	(8,451)	(30,097)

Cash flows from financing activities
Proceeds from issuance of long-term debt, including revolving line of credit	—	530,000
Repayment of long-term debt	—	(651,713)
Repayments of revolving credit facility	—	(30,000)
Payment of debt issuance costs	—	(8,044)
Dividends paid on common stock	(31,302)	(31,715)
Repurchase of common stock	(12,066)	(26,130)
Principal payments of finance lease and financing obligations	(5,638)	(6,431)
Proceeds from stock options exercised	—	3,812
Repurchase of restricted stock for tax payments upon vesting	(2,667)	(4,355)
Tax payments for share settlement of restricted stock units	(30)	(859)

Cash flows used in financing activities	(51,703)	(225,435)

Net change in cash, cash equivalents and restricted cash	48,006	(124,392)
Cash, cash equivalents and restricted cash at beginning of year	200,592	324,984

Cash, cash equivalents and restricted cash at end of year	$248,598	$200,592

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; gain or loss on disposition of assets; gain or loss on extinguishment of debt; acquisition costs; IHOP Flip’d initiative; other EBITDA adjustments; the combined tax effect of the preceding adjustments; and income tax adjustments related to the tax impact from a state settlement, as well as related per share data:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income available to common stockholders, as reported	$5,026	$32,288	$62,975	$94,859
Closure and impairment charges	7,798	506	9,240	3,594
Amortization of intangible assets	2,663	2,722	10,832	10,924
Noncash interest expense	842	791	3,290	3,505
(Gain) loss on disposition of assets	(3,093)	41	(3,150)	2,350
Loss on extinguishment of debt	—	—	—	10
Merger and acquisition costs	—	—	—	804
IHOP Flip’d initiative	—	—	—	5,121
Other EBITDA adjustments	2,746	863	3,230	3,095
Net income tax provision for above adjustments	(2,849)	(1,280)	(6,095)	(7,645)
Income tax adjustments	—	(15,063)	—	(15,063)
Net income allocated to unvested participating restricted stock	(228)	257	(542)	(159)

Net income available to common stockholders, as adjusted	$12,905	$21,125	$79,780	$101,395

Diluted net income available to common stockholders per share:
Net income available to common stockholders	$0.34	$2.14	$4.22	$6.22
Closure and other impairment charges	0.39	0.02	0.46	0.17
Amortization of intangible assets	0.13	0.13	0.54	0.53
Non-cash interest expense	0.04	0.04	0.16	0.17
(Gain) loss on disposition of assets	(0.15)	0.00	(0.16)	0.11
Loss on extinguishment of debt	—	—	—	0.00
Merger and acquisition costs	—	—	—	0.04
IHOP Flip’d initiative	—	—	—	0.25
Other EBITDA adjustments	0.14	0.04	0.16	0.15
Net income tax provision for above adjustments	0.00	(1.00)	0.00	(0.99)
Net income allocated to unvested participating restricted stock	(0.02)	0.02	(0.04)	(0.01)
Rounding	—	0.01	—	0.01

Diluted net income available to common stockholders per share, as adjusted	$0.87	$1.40	$5.34	$6.65

Numerator for basic EPS - net income available to common stockholders, as adjusted	$12,905	$21,125	$79,780	$101,395
Effect of unvested participating restricted stock using the two-class method	—	1	1	—

Numerator for diluted EPS - net income available to common stockholders, as adjusted	$12,905	$21,126	$79,781	$101,395

Denominator for basic EPS - weighted-average shares	14,904	15,106	14,931	15,233
Dilutive effect of stock options	—	—	—	9

Denominator for diluted EPS - weighted-average shares	14,904	15,106	14,931	15,242

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Twelve Months Ended December 31,
	2024	2023
	(In thousands)
Cash flows provided by operating activities	$108,160	$131,140
Principal receipts from notes and equipment contracts	12,264	9,319
Additions to property and equipment	(14,069)	(37,172)

Adjusted free cash flow	106,355	103,287
(Repayment) issuance of long-term debt, net	—	(151,713)
Dividends paid on common stock	(31,302)	(31,715)
Repurchase of common stock	(12,066)	(26,130)

	$62,987	$(106,271)

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest expense, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, gain or loss on extinguishment of debt, gain or loss on disposition of assets, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income, as reported	$5,174	$33,039	$64,890	$97,176
Interest charges on finance leases	696	699	2,904	2,771
All other interest charges	20,597	20,664	82,857	79,336
Income tax provision (benefit)	2,635	(6,889)	24,653	14,527
Depreciation and amortization	10,104	9,408	39,153	35,630
Non-cash stock-based compensation	3,406	3,823	15,978	11,990
Closure and impairment charges	7,798	506	9,240	3,594
Loss on extinguishment of debt	—	—	—	10
(Gain) loss on disposition of assets	(3,093)	41	(3,150)	2,350
Organization restructuring costs	2,661	—	2,661	—
Merger and acquisition costs	—	—	—	804
IHOP Flip’d initiative	—	—	—	5,121
Other	85	864	569	3,095

Adjusted EBITDA	$50,063	$62,155	$239,755	$256,404

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three and twelve months ended December 31, 2024 and 2023, the number of “Effective Restaurants” in the Applebee’s, IHOP and Fuzzy’s systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Applebee’s Restaurant Data
Global Effective Restaurants(a)
Franchise	1,583	1,646	1,616	1,659
Company	23	—	6	—

Total	1,606	1,646	1,622	1,659

System-wide(b)
Domestic sales percentage change(c)	(6.3)%	(1.5)%	(5.5)%	(0.1)%
Domestic same-restaurant sales percentage change(d)	(4.7)%	(0.5)%	(4.2)%	0.6%

Franchise(b)
Domestic sales percentage change(c)(e)	(7.1)%	(0.6)%	(5.7)%	2.9%
Domestic same-restaurant sales percentage change(d)	(4.5)%	(0.5)%	(4.1)%	0.6%
Average weekly domestic unit sales (in thousands)	$51.0	$52.6	$52.3	$54.0

IHOP Restaurant Data
Global Effective Restaurants(a)
Franchise	1,648	1,639	1,646	1,629
Area license	153	157	155	156

Total	1,801	1,796	1,801	1,785

System-wide(b)
Sales percentage change(c)	(2.7)%	4.2%	(1.1)%	6.0%
Domestic same-restaurant sales percentage change, including area license restaurants(d)	(2.8)%	1.6%	(2.0)%	3.5%

Franchise(b)
Sales percentage change(c)	(2.3)%	4.1%	(0.9)%	6.1%
Domestic same-restaurant sales percentage change(d)	(2.5)%	1.7%	(1.9)%	3.6%
Average weekly unit sales (in thousands)	$37.9	$39.1	$37.7	$38.5

Area License(b)
Sales percentage change(c)	(6.1)%	5.2%	(2.8)%	4.3%

Fuzzy’s Restaurant Data
Global Effective Restaurants(a)
Franchise	115	134	122	135
Company	1	1	1	1

Total	116	135	123	136

System-wide(b)
Sales percentage change(c)	(18.1)%	(6.8)%	(14.7)%	(2.4)%
Domestic same-restaurant sales percentage change(d)	(10.3)%	(6.4)%	(9.3)%	(4.2)%

Franchise(b)
Sales percentage change(c)	(18.2)%	(5.4)%	(14.4)%	(1.5)%
Domestic same-restaurant sales percentage change(d)	(10.3)%	(6.3)%	(9.2)%	(4.2)%
Average weekly domestic unit sales (in thousands)	$26.1	$27.4	$29.1	$30.6

(a)

“Effective Restaurants” are the weighted average number of restaurants open in each fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s, IHOP and Fuzzy’s systems, which consist of restaurants owned by franchisees and area licensees as well as those owned by the Company. Effective Restaurants do not include units operated as ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).

(b)

“System-wide sales” are retail sales at Applebee’s and Fuzzy’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated Applebee’s and Fuzzy’s restaurants. System-wide sales do not include retail sales of ghost kitchens. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s and Fuzzy’s franchise restaurants, Applebee’s and Fuzzy’s company-operated restaurants, IHOP franchise restaurants and IHOP area license restaurants were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(Unaudited)
Reported sales (in millions)

Applebee’s franchise restaurant sales	$1,011.6	$1,088.6	$4,242.1	$4,500.1

Applebee’s company-operated restaurants	8.2	—	8.2	—

IHOP franchise restaurant sales	812.9	832.4	3,229.1	3,258.3

IHOP area license restaurant sales	72.5	77.2	296.9	305.3

Fuzzy’s franchise restaurant sales	39.0	47.7	184.0	214.8

Fuzzy’s company-operated restaurants	0.2	0.3	1.1	2.1

Total	$1,944.4	$2,046.2	$7,961.4	$8,280.6

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior period for all restaurants in that category.
(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales in any given fiscal period, compared to the same weeks in the prior period, for domestic restaurants that have been operated during both periods that are being compared and have been open for at least 18 months. Because of new restaurant openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

(e)	The franchise sales percentage change for 2024 was impacted by the acquisition of 47 franchise restaurants in November 2024 now reported as company-operated.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Applebee’s
Summary - beginning of period:
Franchise	1,618	1,652	1,642	1,678
Company	—	—	—	—

Beginning of period	1,618	1,652	1,642	1,678

Franchise restaurants opened:
Domestic	—	—	—	3
International	8	2	17	7

Total franchise restaurants opened	8	2	17	10

Franchise restaurants permanently closed:
Domestic	(10)	(8)	(35)	(36)
International	(2)	(4)	(10)	(10)

Total franchise restaurants permanently closed	(12)	(12)	(45)	(46)

Net franchise restaurant reduction	(4)	(10)	(28)	(36)
Refranchised from Company restaurants	9	—	9	—

Net franchise restaurant addition/(reduction)	5	(10)	(19)	(36)

Franchise restaurants acquired by the Company	(56)	—	(56)	—

Net franchise restaurant reductions	(51)	(10)	(75)	(36)

Summary - end of period:
Franchise	1,567	1,642	1,567	1,642
Company	47	—	47	—

Total Applebee’s restaurants, end of period	1,614	1,642	1,614	1,642

Domestic	1,501	1,536	1,501	1,536
International	113	106	113	106

IHOP
Summary - beginning of period:
Franchise	1,654	1,638	1,657	1,625
Area license	155	156	157	156

Total IHOP restaurants, beginning of period	1,809	1,794	1,814	1,781

Franchise/area license restaurants opened:
Domestic franchise	15	16	29	43
Domestic area license	—	1	1	3
International franchise	7	5	18	16

Total franchise/area license restaurants opened	22	22	48	62

Franchise/area license restaurants permanently closed:
Domestic franchise	(4)	(2)	(28)	(25)
Domestic area license	(1)	—	(4)	(2)
International franchise	(2)	—	(6)	(2)

Total franchise/area license restaurants permanently closed	(7)	(2)	(38)	(29)

Net increase in franchise/area license restaurants	15	20	10	33

Summary - end of period:
Franchise	1,670	1,657	1,670	1,657
Area license	154	157	154	157

Total IHOP restaurants, end of period	1,824	1,814	1,824	1,814

Domestic	1,694	1,696	1,694	1,696
International	130	118	130	118

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Fuzzy’s
Summary - beginning of period:
Franchise	118	137	131	134
Company	1	1	1	3

Beginning of period	119	138	132	137

Franchise restaurants opened:
Domestic	2	1	3	4
Franchise restaurants permanently closed:
Domestic	(4)	(7)	(18)	(9)

Net franchise restaurant addition (reduction)	(2)	(6)	(15)	(5)

Refranchised from Company restaurants	—	—	—	2

Net franchise restaurant addition (reduction)	(2)	(6)	(15)	(3)

Summary - end of period:
Franchise	116	131	116	131
Company	1	1	1	1

Total Fuzzy’s restaurants, end of period	117	132	117	132

Domestic	117	132	117	132
International	—	—	—	—

The restaurant counts and activity presented above include 18 dual-branded international Applebee’s and IHOP restaurants at December 31, 2024, and seven dual-branded international Applebee’s and IHOP restaurants at December 31, 2023, which are separately counted in each of our brands’ restaurant counts and activity. Dual-branded restaurants are defined as restaurants that reside in one location and operate two of our concepts under two separate franchise agreements. In addition, the restaurant counts and activity presented above do not include ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).